Exhibit 99.1

CONTACT:	Mike Keim UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS SECOND QUARTER EARNINGS

SOUDERTON, Pa., July 23, 2014 – Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended June 30, 2014. Univest reported net income of $5.1 million or $0.31 diluted earnings per share for the quarter ended June 30, 2014, a 5% increase from reported net income of $4.8 million or $0.29 diluted earnings per share for the quarter ended June 30, 2013. The second quarter of 2014 results include $516 thousand in acquisition-related costs or $0.02 diluted earnings per share on a tax affected basis. Net income for the six months ended June 30, 2014 was $10.8 million or $0.66 diluted earnings per share, a 6% increase in net income compared to $10.2 million or $0.61 diluted earnings per share for the comparable period in the prior year.

Loans

Gross loans and leases increased $45.5 million or 3% from December 31, 2013 ($27.0 million of the increase occurred in the second quarter, an annualized growth rate of 7%) and $87.0 million or 6% from June 30, 2013. The growth in loans from December 31, 2013 and June 30, 2013 was primarily in business loans, commercial real estate loans and residential real estate loans as economic conditions have slowly improved. While we are beginning to see increases in lending activity, household income and spending levels remain sluggish.

Deposits

Total deposits declined $12.3 million or 1% from December 31, 2013, primarily due to a decrease in public funds which was partially offset by an increase in non-interest bearing demand deposits. Total deposits decreased $40.8 million or 2% from June 30, 2013 mainly due to a decrease in money market deposits in trust customer funds being held which were invested in third party funds. In addition, maturities of time deposits were offset by an increase in noninterest-bearing deposits.

Net Interest Income and Margin

Net interest income declined $364 thousand or 2% to $17.7 million for the second quarter of 2014 compared to the second quarter of 2013. Net interest income declined $359 thousand or 1% to $35.7 million for the six months ended June 30, 2014 compared to the same period in the prior year. The decline in net interest income from the prior year was primarily attributable to a reduction in lower yielding investment securities. This decline was partially offset by the redemption of Univest’s trust preferred securities and the termination of the related interest rate swap during the second quarter of 2013, maturities of higher yielding time deposits and a decline in the rate paid on time deposits. The net interest margin on a tax-equivalent basis for the second quarter of 2014 was 3.86%, compared to 3.96% for the first quarter of 2014 and 3.78% for the second quarter of 2013.

Non-Interest Income

Non-interest income for the quarter ended June 30, 2014 was $11.9 million, an increase of $933 thousand or 8% from the comparable period in the prior year. Non-interest income for the six months ended June 30, 2014 was $24.1 million, an increase of $1.6 million or 7% from the comparable period in the prior year. Investment advisory commission and fee income increased $991 thousand for the quarter and $2.1 million for the six months ended June 30, 2014, primarily due to the acquisition of Girard Partners (“Girard”) effective January 1, 2014. Insurance commission and fee income increased $852 thousand for the six months ended June 30, 2014, primarily due to an increase in contingency revenues during the first quarter of 2014 and the acquisition of the John T. Fretz Insurance Agency on May 1, 2013. These favorable increases were partially offset by a decrease in the net gain on mortgage banking activities of $897 thousand for the quarter and $2.2 million for the six months ended June 30, 2014. In 2014, higher interest rates have reduced refinance activity and purchase activity remains sluggish. This lead to a 72% decline in funded first mortgage volume for the second quarter of 2014 and a 75% decline for the six months ended June 30, 2014, from the comparable periods in 2013. The net gain on sales of securities decreased $924 thousand for the quarter and $967 thousand for the six months ended June 30, 2014 from the comparable periods in 2013. In addition, the three and six months ended June 30, 2013 included a $1.9 million loss on the termination of an interest rate swap which was used as a hedge of trust preferred securities.

Non-Interest Expense

Non-interest expense for the quarter ended June 30, 2014 was $21.8 million, an increase of $2.5 million or 13% compared to the second quarter of 2013. Non-interest expense for the six months ended June 30, 2013 was $42.7 million, an increase of $3.2 million or 8% from the comparable period in the prior year. Salaries and benefit expense increased $883 thousand for the quarter and $1.7 million for the six months ended June 30, 2014, primarily attributable to the Girard acquisition and lower deferred loan origination costs. Intangible expenses increased by $1.3 million for the quarter and $1.9 million for the six months ended June 30, 2014, mainly due to the Girard acquisition and the reduction to the contingent consideration liability related to the Javers acquisition which resulted in a reduction of expense of $959 thousand during the second quarter of 2013. Premises and equipment expenses increased $477 thousand for the quarter and $984 thousand for the six months ended June 30, 2014 mainly due to increased costs related to computer equipment and software, snow removal, a new leased office location in the Lehigh Valley and the Girard acquisition. Acquisition-related costs for the second quarter of 2014 totaling $516 thousand were attributable to the pending Valley Green Bank acquisition and the Sterner Insurance acquisition. These unfavorable variances were partially offset by a decrease in commission expense of $593 thousand for the quarter and $1.1 million for the six months ended June 30, 2014 mainly due to the decline in mortgage banking activity. In addition, non-interest expense during the first quarter of 2013 included restructuring charges of $539 thousand.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $17.7 million at June 30, 2014, from $23.2 million at December 31, 2013 and $25.2 million at June 30, 2013. The $5.5 million decrease in non-accrual loans from December 31, 2013 was mainly due to the sale of a commercial real estate loan for $2.5 million, the payoff of another commercial real estate loan for $1.3 million and the partial charge-off of two related commercial real estate loans. Net loan and lease charge-offs were $1.7 million during the second quarter of 2014, down from $4.0 million for the second quarter of 2013. Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 1.12% at June 30, 2014, compared to 1.51% at December 31, 2013 and 1.68% at June 30, 2013.

Accruing troubled debt restructured loans decreased to $6.3 million at June 30, 2014 from $7.9 million at December 31, 2013 and $13.7 million at June 30, 2013. The decrease of $7.4 million from June 30, 2013 was primarily due to the payoff, in December 2013, of a large shared national commercial real estate credit with an outstanding principal balance of $5.8 million.

The provision for loan and lease losses was $1.3 million for the second quarter of 2014, down $2.2 million from the second quarter of 2013. The provision for loan and lease losses was $2.7 million for the six months ended June 30, 2014, down $2.8 million from the same period in the prior year. The decreases in the loan and lease provision were mainly due to a decline in collateral value in the second quarter of 2013 for a commercial real estate borrower. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.52% at June 30, 2014, compared to 1.59% at December 31, 2013 and 1.65% at June 30, 2013. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 140.00% at June 30, 2014, compared to 105.42% at December 31, 2013 and 98.06% at June 30, 2013.

Capital

Univest continues to remain well-capitalized at June 30, 2014. Total risk-based capital at June 30, 2014 was 13.26%, well in excess of the regulatory minimum for well-capitalized status of 10%.

Dividend

On May 28, 2014, Univest declared a quarterly cash dividend of $0.20 per share, payable on July 1, 2014. This represented a 3.76% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania

Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.2 billion in assets and over $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 40 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.

# # #

This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2014

(Dollars in thousands)

Balance Sheet (Period End)	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Assets	$2,197,252	$2,201,194	$2,191,559	$2,252,996	$2,255,601
Investment securities	358,460	381,724	402,284	462,573	485,460
Loans held for sale	9,811	1,856	2,267	3,489	3,609
Loans and leases held for investment, gross	1,586,994	1,560,446	1,541,484	1,526,241	1,499,993
Allowance for loan and lease losses	24,094	24,567	24,494	24,835	24,718
Loans and leases held for investment, net	1,562,900	1,535,879	1,516,990	1,501,406	1,475,275
Total deposits	1,832,234	1,839,760	1,844,498	1,889,046	1,873,051
Noninterest-bearing deposits	432,399	426,430	411,714	394,983	398,906
NOW, money market and savings	1,131,605	1,145,994	1,161,995	1,204,281	1,175,129
Time deposits	268,230	267,336	270,789	289,782	299,016
Borrowings	41,066	41,486	37,256	46,733	66,007
Shareholders’ equity	286,787	283,296	280,506	274,754	279,588

Balance Sheet (Average)	For the three months ended,					For the six months ended,
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13	06/30/14	06/30/13
Assets	$2,179,057	$2,172,551	$2,208,995	$2,233,124	$2,251,298	$2,175,822	$2,242,272
Investment securities	376,970	390,630	447,672	479,442	495,154	383,762	496,088
Loans and leases, gross	1,566,293	1,550,346	1,527,330	1,506,850	1,478,309	1,558,364	1,481,160
Deposits	1,819,546	1,823,589	1,858,905	1,875,578	1,812,100	1,821,556	1,801,165
Shareholders’ equity	285,489	282,574	275,983	280,245	284,491	284,039	285,021

Asset Quality Data (Period End)
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$17,742	$19,287	$23,235	$23,974	$25,207
Accruing loans and leases 90 days or more past due	524	581	413	1,954	521
Accruing troubled debt restructured loans and leases	6,340	7,036	7,943	14,106	13,696
Other real estate owned	1,650	1,650	1,650	1,650	1,650
Nonperforming assets	26,256	28,554	33,241	41,684	41,074
Allowance for loan and lease losses	24,094	24,567	24,494	24,835	24,718
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.12%	1.24%	1.51%	1.57%	1.68%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.55%	1.72%	2.05%	2.62%	2.63%
Allowance for loan and lease losses / Loans and leases held for investment	1.52%	1.57%	1.59%	1.63%	1.65%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	140.00%	127.38%	105.42%	103.59%	98.06%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	100.08%	91.31%	77.53%	62.03%	62.70%

	For the three months ended,					For the six months ended,
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13	06/30/14	06/30/13
Net loan and lease charge-offs	$1,724	$1,402	$1,955	$3,977	$3,950	$3,126	$5,548
Net loan and lease charge-offs (annualized)/Average loans and leases	0.44%	0.37%	0.51%	1.05%	1.07%	0.40%	0.76%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2014

(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13	06/30/14	06/30/13
Interest income	$18,725	$18,946	$19,172	$19,457	$19,461	$37,671	$38,950
Interest expense	981	998	1,080	1,138	1,353	1,979	2,899

Net interest income	17,744	17,948	18,092	18,319	18,108	35,692	36,051
Provision for loan and lease losses	1,251	1,475	1,614	4,094	3,446	2,726	5,520

Net interest income after provision	16,493	16,473	16,478	14,225	14,662	32,966	30,531
Noninterest income:
Trust fee income	1,931	1,899	2,054	1,736	1,779	3,830	3,513
Service charges on deposit accounts	1,047	1,014	1,118	1,149	1,098	2,061	2,184
Investment advisory commission and fee income	3,009	3,049	1,988	1,740	2,018	6,058	3,914
Insurance commission and fee income	2,434	3,332	2,172	2,309	2,391	5,766	4,914
Bank owned life insurance income	443	378	496	1,555	413	821	917
Net gain on sales of investment securities	415	142	439	1,426	1,339	557	1,524
Net gain on mortgage banking activities	519	349	476	935	1,416	868	3,112
Net gain on sales of other real estate owned	—	—	176	198	252	—	252
Loss on termination of interest rate swap	—	—	—	—	(1,866)	—	(1,866)
Other income	2,126	1,978	2,197	2,154	2,151	4,104	4,002

Total noninterest income	11,924	12,141	11,116	13,202	10,991	24,065	22,466
Noninterest expense:
Salaries and benefits	10,242	10,671	10,542	9,761	9,359	20,913	19,219
Commissions	1,795	1,590	1,983	2,026	2,388	3,385	4,503
Premises and equipment	3,097	3,088	2,836	2,697	2,620	6,185	5,201
Professional fees	846	809	1,131	764	809	1,655	1,576
Acquisition-related costs	516	43	53	7	27	559	27
Intangible expenses	650	760	356	275	(683)	1,410	(474)
Restructuring charges	—	—	—	(5)	—	—	539
Other expense	4,644	3,922	4,722	4,463	4,766	8,566	8,931

Total noninterest expense	21,790	20,883	21,623	19,988	19,286	42,673	39,522

Income before taxes	6,627	7,731	5,971	7,439	6,367	14,358	13,475
Income taxes	1,547	2,005	1,049	1,400	1,537	3,552	3,247

Net income	$5,080	$5,726	$4,922	$6,039	$4,830	$10,806	$10,228

Per common share data:
Book value per share	$17.65	$17.43	$17.22	$16.87	$16.76	$17.65	$16.76
Net income per share:
Basic	$0.31	$0.35	$0.30	$0.36	$0.29	$0.67	$0.61
Diluted	$0.31	$0.35	$0.30	$0.36	$0.29	$0.66	$0.61
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	16,243,161	16,256,047	16,283,466	16,657,916	16,696,362	16,249,568	16,742,004
Period end shares outstanding	16,248,495	16,249,152	16,287,812	16,288,597	16,683,009	16,248,495	16,683,009

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2014

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13	06/30/14	06/30/13
Return on average assets	0.94%	1.07%	0.88%	1.07%	0.86%	1.00%	0.92%
Return on average shareholders’ equity	7.14%	8.22%	7.08%	8.55%	6.81%	7.67%	7.24%
Net interest margin (FTE)	3.86%	3.96%	3.82%	3.83%	3.78%	3.91%	3.80%
Efficiency ratio (1)	70.00%	66.19%	70.43%	59.53%	63.24%	68.08%	64.43%
Efficiency ratio (1), excluding acquisition-related costs and restructuring charges	68.34%	66.06%	70.25%	59.53%	63.15%	67.19%	63.51%

Capitalization Ratios
Dividends declared to net income	63.96%	56.72%	66.17%	55.24%	69.05%	60.12%	65.44%
Shareholders’ equity to assets (Period End)	13.05%	12.87%	12.80%	12.20%	12.40%	13.05%	12.40%
Tangible common equity to tangible assets	9.94%	9.74%	10.10%	9.55%	9.76%	9.94%	9.76%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	10.72%	10.64%	10.85%	10.63%	10.61%	10.72%	10.61%
Tier 1 risk-based capital ratio	12.00%	12.00%	12.63%	12.47%	12.67%	12.00%	12.67%
Total risk-based capital ratio	13.26%	13.27%	13.90%	13.73%	13.95%	13.26%	13.94%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.
(2)	In accordance with regulatory guidance, the trust preferred securities were removed from Tier 1 Capital at June 30, 2013.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended June 30,
Tax Equivalent Basis	2014			2013
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$25,164	$17	0.27%	$71,290	$46	0.26%
U.S. Government obligations	127,631	316	0.99	178,110	488	1.10
Obligations of state and political subdivisions	107,021	1,373	5.15	122,503	1,606	5.26
Other debt and equity securities	142,318	695	1.96	194,541	944	1.95

Total interest-earning deposits and investments	402,134	2,401	2.39	566,444	3,084	2.18

Commercial, financial, and agricultural loans	404,252	3,973	3.94	403,490	4,355	4.33
Real estate—commercial and construction loans	594,929	6,798	4.58	574,288	6,846	4.78
Real estate—residential loans	284,931	2,524	3.55	252,443	2,436	3.87
Loans to individuals	35,770	551	6.18	42,295	601	5.70
Municipal loans and leases	175,952	2,112	4.81	137,382	1,743	5.09
Lease financings	70,459	1,589	9.05	68,411	1,571	9.21

Gross loans and leases	1,566,293	17,547	4.49	1,478,309	17,552	4.76

Total interest-earning assets	1,968,427	19,948	4.06	2,044,753	20,636	4.05

Cash and due from banks	31,071			32,282
Reserve for loan and lease losses	(25,086)			(26,229)
Premises and equipment, net	34,355			32,611
Other assets	170,290			167,881

Total assets	$2,179,057			$2,251,298

Liabilities:
Interest-bearing checking deposits	$311,660	$42	0.05	$264,897	$37	0.06
Money market savings	280,693	68	0.10	322,808	78	0.10
Regular savings	537,526	79	0.06	537,410	78	0.06
Time deposits	267,610	780	1.17	302,896	962	1.27

Total time and interest-bearing deposits	1,397,489	969	0.28	1,428,011	1,155	0.32

Short-term borrowings	45,429	12	0.11	100,632	15	0.06
Subordinated notes and capital securities	—	—	—	20,619	183	3.56

Total borrowings	45,429	12	0.11	121,251	198	0.65

Total interest-bearing liabilities	1,442,918	981	0.27	1,549,262	1,353	0.35

Noninterest-bearing deposits	422,057			384,089
Accrued expenses and other liabilities	28,593			33,456

Total liabilities	1,893,568			1,966,807

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,367			64,680
Retained earnings and other equity	128,790			128,479

Total shareholders’ equity	285,489			284,491

Total liabilities and shareholders’ equity	$2,179,057			$2,251,298

Net interest income		$18,967			$19,283

Net interest spread			3.79			3.70
Effect of net interest-free funding sources			0.07			0.08

Net interest margin			3.86%			3.78%

Ratio of average interest-earning assets to average interest-bearing liabilities	136.42%			131.98%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended June 30, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Six Months Ended June 30,
Tax Equivalent Basis	2014			2013
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$25,283	$31	0.25%	$59,882	$81	0.27%
U.S. Government obligations	129,457	647	1.01	176,269	965	1.10
Obligations of state and political subdivisions	107,386	2,829	5.31	122,097	3,185	5.26
Other debt and equity securities	146,919	1,415	1.94	197,722	1,839	1.88

Total interest-earning deposits and investments	409,045	4,922	2.43	555,970	6,070	2.20

Commercial, financial, and agricultural loans	398,246	7,871	3.99	420,865	9,031	4.33
Real estate—commercial and construction loans	593,007	13,686	4.65	559,657	13,504	4.87
Real estate—residential loans	283,475	5,082	3.62	254,926	4,891	3.87
Loans to individuals	37,200	1,135	6.15	42,537	1,197	5.67
Municipal loans and leases	175,553	4,233	4.86	135,924	3,459	5.13
Lease financings	70,883	3,221	9.16	67,251	3,128	9.38

Gross loans and leases	1,558,364	35,228	4.56	1,481,160	35,210	4.79

Total interest-earning assets	1,967,409	40,150	4.12	2,037,130	41,280	4.09

Cash and due from banks	30,513			32,278
Reserve for loan and lease losses	(25,206)			(25,740)
Premises and equipment, net	34,303			32,827
Other assets	168,803			165,777

Total assets	$2,175,822			$2,242,272

Liabilities:
Interest-bearing checking deposits	$312,658	$85	0.05	$254,550	$73	0.06
Money market savings	284,874	135	0.10	324,235	158	0.10
Regular savings	540,301	158	0.06	536,063	154	0.06
Time deposits	268,277	1,583	1.19	313,381	2,010	1.29

Total time and interest-bearing deposits	1,406,110	1,961	0.28	1,428,229	2,395	0.34

Short-term borrowings	42,546	18	0.09	101,533	32	0.06
Subordinated notes and capital securities	—	—	—	20,799	472	4.58

Total borrowings	42,546	18	0.09	122,332	504	0.83

Total interest-bearing liabilities	1,448,656	1,979	0.28	1,550,561	2,899	0.38

Noninterest-bearing deposits	415,446			372,936
Accrued expenses and other liabilities	27,681			33,754

Total liabilities	1,891,783			1,957,251

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,319			64,700
Retained earnings and other equity	127,388			128,989

Total shareholders’ equity	284,039			285,021

Total liabilities and shareholders’ equity	$2,175,822			$2,242,272

Net interest income		$38,171			$38,381

Net interest spread			3.84			3.71
Effect of net interest-free funding sources			0.07			0.09

Net interest margin			3.91%			3.80%

Ratio of average interest-earning assets to average interest-bearing liabilities	135.81%			131.38%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the six months ended June 30, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.